SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2002

Brooks-PRI Automation, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25434 (Commission File Number)	04-3040660 (I.R.S. Employer Identification No.)

15 Elizabeth Drive, Chelmsford, Massachusetts (Address of Principal Executive Offices)	01824 (Zip Code)

(978) 262-2400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER INFORMATION
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
BROOKS-PRI AUTOMATION, INC.
BROOKS-PRI AUTOMATION, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2002
SIGNATURE

ITEM 5. OTHER INFORMATION

On May 14, 2002, Brooks Automation, Inc. (“Brooks” or the “Company”) completed the previously announced acquisition of PRI Automation, Inc. (“PRI”). Pursuant to the Amended and Restated Agreement and Plan of Merger between the two parties, PRI was merged with and into Brooks. In connection with the merger, Brooks changed its name to Brooks-PRI Automation, Inc. (“Brooks-PRI”).

The Unaudited Pro Forma Combined Condensed Statement of Operations included in this Current Report on Form 8-K has been prepared as if the companies had been combined as of October 1, 2001. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of October 1, 2001, nor is it necessarily indicative of future operating results.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 2002

Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

BROOKS-PRI AUTOMATION, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 14, 2002, Brooks Automation, Inc. (“Brooks” or the “Company”) completed the previously announced acquisition of PRI Automation, Inc. (“PRI”). Pursuant to the Amended and Restated Agreement and Plan of Merger between the two parties, PRI was merged with and into Brooks. In connection with the merger, Brooks changed its name to Brooks-PRI Automation, Inc. (“Brooks-PRI”). The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards Board Statement No. 141, “Business Combinations” (“FAS 141”).

The following Unaudited Pro Forma Combined Condensed Statement of Operations shows summary unaudited pro forma financial information as if Brooks and PRI had been combined as of October 1, 2001.

The pro forma adjustments arising from the acquisition of PRI is derived from the final purchase price paid and fair values of the assets acquired and liabilities assumed. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of October 1, 2001, nor is it necessarily indicative of future operating results. The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of Brooks and PRI and related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Brooks-PRI’s Annual Report on Form 10-K for the year ended September 30, 2002, filed with the U.S. Securities and Exchange Commission.

BROOKS-PRI AUTOMATION, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2002
(In thousands, except share and per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Brooks (A)	PRI (B)	Adjustments		Combined

Revenues	$304,254	$115,541	$—		$419,795
Cost of revenues	221,210	100,390	919	(1)	322,519

Gross profit	83,044	15,151	(919)		97,276
Operating expenses:
Research and development	75,055	24,302	1,044	(1)
			(510	)(2)	99,891
Selling, general and administrative	101,205	24,931	2,215	(1)	128,351
Amortization of acquired intangible assets and intangible asset impairment	499,570	—	11,523	(3)	511,093
Acquisition-related and restructuring costs	35,032	9,448	—		44,480

Total operating expenses	710,862	58,681	14,272		783,815
Loss from operations	(627,818)	(43,530)	(15,191)		(686,539)
Interest (income) expense, net	450	(640)	—		(190)
Other (income) expense, net	(856)	365	—		(491)

Loss before income taxes and minority interests	(627,412)	(43,255)	(15,191)		(685,858)
Income tax provision (benefit)	92,816	1,500	—		94,316

Income (loss) before minority interests	(720,228)	(44,755)	(15,191)		(780,174)
Minority interests in loss of consolidated subsidiary	(274)	—	—		(274)

Net loss from continuing operations	$(719,954)	$(44,755)	$(15,191)		$(779,900)

Loss per share from continuing operations:
Basic	$(27.90)				$(23.09)
Diluted	$(27.90)				$(23.09)
Shares used to compute loss from continuing operations:
Basic	25,807		11,327	(4)	33,775
Diluted	25,807		11,327	(4)	33,775

(A)	As reported in Brooks-PRI Automation, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002. Results include the results of operations of PRI for the period from May 14, 2002 (date of acquisition by Brooks) through September 30, 2002.

(B)	Results of operations of PRI for the period from October 1, 2001 through May 14, 2002.

BROOKS-PRI AUTOMATION, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2002

(1)	To record pro forma amortization of deferred compensation arising from the acquisition. Incremental pro forma compensation expense of $919,000, $1,044,000 and $2,215,000 was recorded to Cost of revenues, Research and development and Selling, general and administrative expenses, respectively, for the period from October 1, 2001 through May 14, 2002, the date of the acquisition.

(2)	To reverse amortization expense relating to the intangible assets of PRI existing prior to the acquisition. Amortization expense of $510,000 was reversed from research and development expense for the period from October 1, 2001 through May 14, 2002, the date of the acquisition.

(3)	To record pro forma amortization expense for the identifiable intangible assets arising from the acquisition for the period from October 1, 2001 through May 14, 2002, the date of the acquisition.

(4)	To reflect the 13,563 shares issued to PRI shareholders for the pro forma period from October 1, 2001 through May 14, 2002, the date of the acquisition.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2003	BROOKS-PRI AUTOMATION, INC.

	By:	/s/ Steven E. Hebert Steven E. Hebert Corporate Controller, Principal Accounting Officer and Acting Principal Financial Officer